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Exhibit 10.8

                    Compensation agreement for Clyde C. Crum



         This Agreement, effective December 30, 1996, between FCNB Bank (the "Bank") and Clyde C. Crum ("Mr. Crum") constitutes the terms under which Mr. Crum will serve as Chairman of the Board for FCNB Bank and FCNB Corp and expresses the compensation which Mr. Crum will receive for his work. This Agreement will be in effect on a month to month basis beginning December 30, 1996, and can be terminated by a 30 day written advance notice from either party.

         As Chairman of the Board, Mr. Crum will be available to consult with the Bank at such times which are mutually convenient to both parties. For this work as Chairman of the Board, Mr. Crum will receive a $35,000 annual fee, payable biweekly through the Bank's payroll until termination of this Agreement. The Bank agrees to withhold taxes as directed by Mr. Crum and to pay the employer's share of FICA. In addition, Mr. Crum will receive a $7,000 annual retainer for serving as an outside Director of FCNB Bank & FCNB Corp and will be paid an attendance fee for each regular Board meeting he attends. However, Mr. Crum will not receive any fees for attending Board Committee meetings.

         Mr. Crum will be available from time to time for Bank functions at which clients and potential clients are present, and he will be reimbursed for his reasonable expenses incurred for these functions.

         It is also agreed between the parties that Mr. Crum will not be classified as an employee of the Bank for any purpose other than payroll tax withholding and payments. Consequently, Mr. Crum will not be eligible for benefits provided to employees of the Bank.



By: /s/ KENNETH W. RICE                       By:/s/A. PATRICK LINTON
    -----------------------------------        --------------------------------
        Kenneth W. Rice                          A. Patrick Linton
        Chairman, Human Resources Committee      President & CEO

Date: May 13, 1997                            Date: May13,1997
      --------------------------------        ---------------------------------


                                              By: /s/ CLYDE C. CRUM
                                                  -----------------------------
                                                  Clyde C. Crum
                                                  Chairman of the Board
                                                  Date: May 13, 1997
                                                  -----------------------------